UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 5, 2004

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number)

Item 5.   Other Events and Regulation FD Disclosure.

        Journal Communications, Inc. (the “Company”) currently intends to hold its 2004 annual meeting of shareholders on April 29, 2004, which is a change of more than 30 days from the date of the 2003 annual meeting of shareholders of its predecessor company. Consequently, any shareholder proposal sought to be included in the Company’s proxy materials for the 2004 annual meeting must be received by the Company a reasonable time before it begins to print its proxy materials. The Company considers proposals received before February 14, 2004 to be a reasonable time before it begins to print its proxy materials for the 2004 annual meeting. In addition, any shareholder who intends to present a proposal at the 2004 annual meeting (including nominating persons for election as directors) but does not intend to have the proposal included in the Company’s proxy statement for such meeting must comply with the requirements set forth in the Company’s bylaws. Under the Company’s bylaws, if the Company does not receive such notice prior to February 14, 2004, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2004 annual meeting. If the Company’s board of directors chooses to present such proposal at the 2004 annual meeting, then the persons named in proxies solicited by the board of directors for the 2004 annual meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals or nominations must be submitted in writing to the attention of Paul E. Kritzer, Vice President and Secretary, Journal Communications, Inc., P. O. Box 661, 333 West State Street, Milwaukee, Wisconsin 53201-0661.

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(99)	Press release of Journal Communications, Inc., dated February 5, 2004

Item 12.   Results of Operations and Financial Condition.

        On February 5, 2004, the Company issued a press release announcing financial results for the fourth quarter and year ended December 31, 2003. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

        The press release furnished as Exhibit 99 to this Current Report on Form 8-K contains a discussion of the Company’s EBITDA (which the Company defines as net earnings plus total other income and expense, provision for income taxes, loss on discontinued operations, net, cumulative effect of accounting change, net, depreciation and amortization). The Company believes that EBITDA is relevant and useful because it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. The Company’s management uses EBITDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. The Company’s lenders use EBITDA as one of the measures of the Company’s ability to service its debt. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as the Company calculates it, may not be comparable to EBITDA measures reported by other companies. In addition, EBITDA does not represent funds available for discretionary use. A reconciliation of EBITDA to net earnings is included in the exhibits to the press release furnished as Exhibit 99 to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 5, 2004	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and
General Counsel

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated February 5, 2004

Exhibit No.

(99)	Press release of Journal Communications, Inc., dated February 5, 2004